UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2022 (March 29, 2022)

G-III APPAREL GROUP, LTD.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-18183 (Commission File Number)	41-1590959 (IRS Employer Identification No.)
(Address of principal executive offices)
512 Seventh Avenue New York, New York (Address of Principal Executive Offices)	10018 (Zip Code)

(212) 403-0500

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	GIII	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 29, 2022, G-III Apparel Group, Ltd. (the “Company”) entered into (1) an amendment to the Employment Agreement, dated February 1, 1994, as amended, between the Company and Morris Goldfarb, its Chief Executive Officer, and (2) an amendment of the Employment Agreement, dated July 11, 2005, as amended, between the Company and Sammy Aaron, its Vice Chairman and President (collectively, the “Employment Agreements”). Each of Mr. Goldfarb and Mr. Aaron voluntarily agreed to amend his employment agreement with the Company to reduce the amount of the contractual annual cash bonus earned by him for the fiscal year ended January 31, 2022 that is paid in cash and to receive stock pursuant to the Company’s 2015 Long-Term Incentive Plan (the “2015 Plan”) in lieu of the payment of the portion of his fiscal 2022 cash bonus owed to him in excess of a specified capped amount. This shift in the mix of cash and stock compensation paid to these executives responded to concerns raised by stockholders during the Company’s outreach campaign about the structure of their compensation arrangements.

Accordingly, pursuant to the amendments to the Employment Agreements, Mr. Goldfarb’s contractual annual cash bonus of $17,168,681 was capped at $7,500,000, resulting in a 56% reduction in his annual cash bonus.  Mr. Aaron’s contractual annual cash bonus of $11,207,333 was capped at $7,250,000, resulting in a 35% reduction in his annual cash bonus. Mr. Goldfarb was granted 415,704 shares of the Company’s common stock instead of the cash owed to him that exceeded $7,500,000. Mr. Aaron was granted 152,235 shares of the Company’s common stock instead of the cash owed to him that exceeded $7,250,000.

Both executives agreed that they would hold the net after-tax shares of the common stock for specified restriction periods extending for three years for Mr. Goldfarb and for one year for Mr. Aaron. During the restriction periods, the executives agreed not to sell or otherwise transfer or dispose of, directly or indirectly, any of the net after-tax shares or enter into any arrangement that transfers any of the economic consequences of ownership of the net after-tax shares. The restriction periods will only lapse upon the executive’s death, disability or if a Change in Control (as defined in the 2015 Plan, as amended) occurs.

These amendments reduce the cash compensation paid to these executives and increase the portion paid in stock.  The restriction periods further align the executives’ compensation with stockholder interests and respond to stockholder concerns expressed during the Company’s outreach.

The foregoing description of the amendments to the Employment Agreements does not purport to be complete and are qualified in its entirety by reference to the complete texts, filed herewith as Exhibit 10.1 and 10.2, respectively, which are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information with respect to the amendments of the Employment Agreements set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 8.01 Other Events.

The Company’s Chief Executive Officer and Vice Chairman and President are parties to long-standing employment agreements with the Company that provide for annual cash bonuses equal to pre-defined percentages of pre-tax income. We have conducted shareholder outreach to discuss our executive compensation practices and other corporate governance matters with a majority of our stockholders.  During this outreach, our stockholders indicated that they were concerned about the size of these cash bonuses and would prefer to see more compensation delivered in stock rather than cash.

In response to our stockholder outreach, the Compensation Committee of the Board of Directors (the “Board”) negotiated amendments to the Employment Agreements with these executives pursuant to which they voluntarily agreed to substantially reduce their cash bonus awards and receive stock awards instead of the contractual cash bonuses in excess of specified caps on the amount of cash to be paid to them.  The amendments to the Employment Agreements are described above in Item 1.01-Entry into a Material Definitive Agreement.

The executives will be taxed on the value of the common stock at the date of the amendment to the employment agreements. The 2015 Plan contains a one-year minimum vesting requirement that would prevent the

Company from withholding shares to satisfy this tax obligation, which would require a significant amount of cash tax payments by the executives at the same time that they had voluntarily given up their right to receive a significant amount of cash. To avoid this result, the Board amended the 2015 Plan to allow for stock awards, including stock options, stock appreciation rights, restricted shares, restricted stock units and other stock awards, to be made without a vesting period in a situation where a participant voluntarily gives up the contractual right to a cash bonus. The amendments to the 2015 Plan were made to facilitate stock withholding as a way to satisfy this tax obligation. The one-year minimum vesting requirements will remain in effect for other awards made under the 2015 Plan.

These amendments to the 2015 Plan allow us to reduce the cash compensation of the Company’s Chief Executive Officer and Vice Chairman and President and to award stock in lieu of cash, with the stock award subject to long-term holding requirements. We believe this change effectively responds to opinions voiced by our stockholders and serves the best interests of the Company and the Company’s stockholders.

The foregoing description of the amendments to the 2015 Plan, as amended, does not purport to be complete and are qualified in its entirety by reference to the complete texts, filed herewith as Exhibit 10.3, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Letter Agreement, dated March 29, 2022, amending the Employment Agreement, dated February 1, 1994, as amended, between G-III Apparel Group, Ltd. and Morris Goldfarb.

10.2	Letter Agreement, dated March 29, 2022, amending the Employment Agreement, dated July 11, 2005, as amended, between G-III Apparel Group, Ltd. and Sammy Aaron.

10.3	G-III Apparel Group, Ltd. 2015 Long-Term Incentive Plan, as amended.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement, dated March 29, 2022, to the Employment Agreement, dated February 1, 1994, as amended, between G-III Apparel Group, Ltd. and Morris Goldfarb.
10.2	Letter Agreement, dated March 29, 2022, to the Employment Agreement, dated July 11, 2005, as amended, between G-III Apparel Group, Ltd. and Sammy Aaron.
10.3	G-III Apparel Group, Ltd. 2015 Long-Term Incentive Plan, as amended.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G-III APPAREL GROUP, LTD.

Date: March 31, 2022	By:	/s/ Neal S. Nackman
	Name:	Neal S. Nackman
	Title:	Chief Financial Officer

5